                                                                     EXHIBIT 5.1

                        Letterhead of Goodwin Procter LLP


                                November 6, 2001


Boston Private Financial Holdings, Inc.
Ten Post Office Square
Boston, MA 02109


Ladies and Gentlemen:

       This opinion is furnished in our capacity as counsel to Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933 (the "Securities Act"), of 226,236 shares (the "Shares") of common stock, par value $1.00 per share, of the Company.

       In connection with rendering this opinion, we have examined the Amended and Restated Articles of Organization and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-3 under the Securities Act relating to the Shares and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

       We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

       Based upon the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable by the Company under the Massachusetts Business Corporation Law.

       The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

       We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm under the caption "Legal Matters" in the prospectus.


                                         Very truly yours,

                                         /s/ Goodwin Procter LLP
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                                         GOODWIN PROCTER LLP